UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported):       June 29, 2005


                      HALLMARK FINANCIAL SERVICES, INC.
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            (Exact Name of Registrant as Specified in Its Charter)

                                    Nevada
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                (State or Other Jurisdiction of Incorporation)

             0-16090                             87-0447375
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     (Commission File Number)          (IRS Employer Identification No.)


 777 Main Street, Suite 1000, Fort Worth, Texas                 76102
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 (Address of Principal Executive Offices)                     (Zip Code)


                                 817-348-1600
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             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01   Entry into a Material Definitive Agreement

      The information provided in Item 2.03 is incorporated herein by this reference.


 Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

      On June 29, 2005, Hallmark Financial Services, Inc. (the "Company") entered into a new Credit Agreement with The Frost National Bank (the
 "Lender"). The Credit Agreement provides for a $2.0 million revolving credit facility, a $3.5 million term loan facility and a $7.5 million letter of credit facility, in each case subject to a maximum aggregate extension of credit under the Credit Agreement of $7.5 million. The Credit Agreement terminates on June 29, 2007, subject to earlier termination by the Company at its discretion or by the Lender following an event of default.

      Subject to certain conditions, the Company may borrow, repay and reborrow under the revolving credit facility. The principal amount of all borrowing under the revolving credit facility is due upon termination of the Credit Agreement. Term loans require the approval of the Lender and may not be repaid and reborrowed. The principal of all term loans is payable in quarterly installments equal to 5% of the original principal amount, with the remaining unpaid balance due on the fifth anniversary of the making of the term loan. Indebtedness from time to time outstanding under the revolving credit facility and any term loans generally bears interest at the three-month Eurodollar rate plus an applicable margin. The margin is initially 2.75% and subsequently ranges from 2.25% to 2.75% depending on the consolidated net worth of the Company as of the last day of any fiscal quarter and the consolidated net income of the Company for the last four fiscal quarters.

      Subject to certain conditions, the Lender will issue standby letters of credit in favor of the Company or its insurance subsidiaries upon application of the Company. Such letters of credit will generally expire within one year. However, in certain cases pertaining to reinsurance agreements of the Company's insurance subsidiaries, letters of credit may be automatically renewed for up to five years if not expressly terminated by the Lender. The Company must reimburse the Lender for all amounts drawn by any beneficiary under a letter of credit within one business day following notice from the Lender. A fee is payable with respect to all letters of credit at a specified rate per annum times the face amount of all outstanding letters of credit. The letter of credit fee rate is initially 1.50% and subsequently ranges from 1.00% to 1.50% depending on the consolidated net worth of the Company as of the last day of any fiscal quarter and the consolidated net income of the Company for the last four fiscal quarters.

      The obligations of the Company under the Credit Agreement are secured by a security interest in the capital stock of all of the subsidiaries of the Company, guaranties of all of the subsidiaries of the Company and substantially all of the assets of the Company and all of its subsidiaries (subject to applicable insurance laws and regulations).

      The Credit Agreement contains various affirmative covenants which, among other things, require the Company to provide the Lender with certain financial statements, compliance statements, reports and other information. The Credit Agreement contains negative covenants which, among other things, require the Company and its insurance subsidiaries to maintain certain financial and operating ratios. The Credit Agreement contains additional negative covenants which, among other things, restrict the ability of the Company and its subsidiaries to incur or guarantee additional indebtedness, create or permit liens on their assets, agree to certain contractual limitations on intercompany dividends and other transactions, dispose of or acquire assets, merge or consolidate with any other enterprise, or engage in new lines of business. If an event of default occurs under the Credit Agreement, the Lender may terminate all commitments under the credit facilities and declare all unpaid principal, interest and other amounts owing under the credit facilities to be immediately due and payable.

      The description of the credit facilities set forth above is qualified in its entirety by reference to the Credit Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.


 Item 9.01. Financial Statements and Exhibits.

 (c) Exhibits.

 Exhibit 4.1 Credit Agreement dated June 29, 2005, between Hallmark Financial Services, Inc. and The Frost National Bank.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                               HALLMARK FINANCIAL SERVICES, INC.


 Date:  July 6, 2005           By:  /s/ Mark J. Morrison
                               -----------------------------------------
                               Mark J. Morrison, Chief Operating Officer